EXHIBIT 99.1

Intelligent Systems Announces Second Quarter 2009 Results

Investor Conference Call At 11 A.M. EDT August 11, 2009

NORCROSS, Ga., Aug. 11, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and six month periods ended June 30, 2009.

For the three month period ended June 30, 2009, the company recorded a loss from continuing operations of $177,000 compared to a loss from continuing operations of $1,256,000 in the second quarter of 2008. Revenue was $3,123,000 in the second quarter of 2009, a decline of 24 percent compared to the second quarter of 2008, but an increase of 12 percent from the first quarter of 2009.

The net loss reported for the quarter ended June 30, 2009 was $177,000 ($0.04 per basic and diluted share) compared to net income of $1,543,000 ($0.34 per basic and diluted share) for the second quarter of 2008. These results are not directly comparable because the 2008 results include a one-time gain of $2,884,000 on the sale of a former subsidiary in April of 2008.

For the six month period ended June 30, 2009, the loss from continuing operations was $839,000 on revenue of $5,911,000 as compared to a loss from continuing operations of $2,381,000 on revenue of $8,435,000 in the same period in 2008.

The change in revenue compared to the prior year periods is principally related to the company's ChemFree subsidiary. In both the three and six month periods ended June 30, 2009, ChemFree reported an increase in total sales of consumable supplies to its growing base of users of the SmartWasher(R) bioremediating parts washer. However, this increase was offset by a period-to-period decline in the number of parts washer machines sold. This decline in machine sales in the first half of 2009 was anticipated, primarily due to the fact that in the first half of 2008, one of ChemFree's customers was in the midst of a national program to roll-out machines to its client base which resulted in a sharp spike of machine sales during that period. In the three and six month periods ended June 30, 2009, the company's CoreCard Software subsidiary reported growth in revenue from professional services and customer support due to an increase in the number of customers supported and projects completed.

As previously announced, the company successfully completed an over-subscribed stockholder rights offering on July 17, 2009, subsequent to the quarter end. The gross cash proceeds of $3,135,000 from the offering are not reflected in the financial statements included with this press release.

The company plans to hold an investor conference call on August 11, 2009 at 11 A.M. EDT. Investors are invited to listen to the call by dialing 1-877-819-3201 and entering conference ID code 24034745. A transcript of the call will be posted on the company's website at www.intelsys.com as soon as available after the call. The company intends to file its Form 10-Q for the period ended June 30, 2009 with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (NYSE Amex:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on the company's website at www.intelsys.com or by calling the Company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited; in thousands, except share and per share amounts)

                          Three Months Ended       Six Months Ended
                               June 30,                 June 30,
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                           2009        2008        2009        2008
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 Revenue
  Products             $    2,583  $    3,781  $    5,068  $    8,032
  Services                    540         307         843         403
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   Total revenue            3,123       4,088       5,911       8,435
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 Cost of revenue
  Products                  1,351       2,263       2,668       4,649
  Services                    247         221         542         421
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   Total cost of
    revenue                 1,598       2,484       3,210       5,070
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   Marketing                  456         769         900       1,538
   General &
    administrative            766       1,205       1,690       2,522
   Research &
    development               506         904       1,010       1,713
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 Loss from operations        (203)     (1,274)       (899)     (2,408)
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  Interest income
   (expense), net              16          (4)         31          (9)
  Equity in income of
   affiliate company           12          27          19          53
  Other income                 --          --          13          --
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 Loss from continuing
  operations before
  income taxes               (175)     (1,251)       (836)     (2,364)
 Income taxes                   2           5           3          17
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 Loss from continuing
  operations                 (177)     (1,256)       (839)     (2,381)
 Loss from
  discontinued
  operations                   --         (85)         --        (446)
 Gain on sale of
  discontinued
  operations                   --       2,884          --       2,884
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 Net income (loss)     $     (177) $    1,543  $     (839) $       58
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 Loss per share
  continuing
  operations:
  Basic                $    (0.04) $    (0.28) $    (0.19) $    (0.53)
  Diluted              $    (0.04) $    (0.28) $    (0.19) $    (0.52)
 Income per share
  discontinued
  operations:
  Basic and diluted    $       --  $     0.62  $       --  $     0.54
 Income (loss) per
  share:
  Basic and diluted    $    (0.04) $     0.34  $    (0.19) $     0.01
 ====================================================================
 Basic weighted
  average shares
  outstanding           4,478,971   4,478,971   4,478,971   4,478,971
 Diluted weighted
  average shares
  outstanding           4,478,971   4,546,365   4,478,971   4,545,727
 ====================================================================

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)

                                                 June 30,    Dec. 31,
                                                   2009        2008
 --------------------------------------------------------------------
 ASSETS                                         (unaudited)
 --------------------------------------------------------------------
 Current assets:
  Cash                                            $    795   $  1,074
  Accounts receivable, net                           1,864      1,570
  Notes and interest receivable, current portion        90        353
  Inventories                                          800      1,051
  Other current assets                                 444        280
 --------------------------------------------------------------------
     Total current assets                            3,993      4,328
 --------------------------------------------------------------------
 Long-term investments                               1,229      1,209
 Notes and interest receivable, net of current
  portion                                            1,358      1,318
 Property and equipment, at cost less
  accumulated depreciation                           1,400      1,583
 Other intangibles, net                                245        268
 --------------------------------------------------------------------
 Total assets                                     $  8,225   $  8,706
 ====================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 --------------------------------------------------------------------
 Current liabilities:
  Short-term borrowings                           $    437   $    325
  Accounts payable                                     901        922
  Deferred revenue                                   1,291        983
  Accrued payroll                                      392        497
  Accrued expenses and other current
   liabilities                                       1,072        970
 --------------------------------------------------------------------
   Total current liabilities                         4,093      3,697
  Long-term liabilities, net of current portion        200        249
 --------------------------------------------------------------------
 Total stockholders' equity                          3,932      4,760
 --------------------------------------------------------------------
 Total liabilities and stockholders' equity       $  8,225   $  8,706
 ====================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770-564-5504
          bherron@intelsys.com